Exhibit 3.54

LIMITED LIABILITY COMPANY AGREEMENT

OF

SH JUBILEE MANAGEMENT, LLC

This Limited Liability Company Agreement of SH JUBILEE MANAGEMENT, LLC, a Delaware limited liability company (the “Company”), is entered into effective as of the 18th day of June, 2010, by Shea Homes, Inc., a Delaware corporation (the sole Member of the Company).

RECITALS

The Member desired to form the Company to complete infrastructure, construct and sell homes on real property contributed by Member and/or acquired by the Company in Delaware.

Therefore, the Member formed a limited liability company under the Delaware Limited Liability Company Act (the “Act”) on the following terms and conditions:

Section 1 FORMATION

1.1 Formation of Company. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation pursuant to the Act with the Delaware Secretary of State.

1.2 Name. The name of the Company is “SH JUBILEE MANAGEMENT, LLC” and all Company business shall be conducted under that name or such other names that comply with applicable law as the Member may select from time to time.

1.3 Purpose and Scope. Subject to the provisions of this Agreement and the Certificate, the purposes of the Company are to complete infrastructure, construct and sell homes on real property contributed by Member and to do all other acts or things that may be necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes of the Company.

1.4 Term. The Company shall commence on the date the Certificate is filed and shall continue until dissolved pursuant to the terms of this Agreement or the Act.

1.5 Office; Agent. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be located at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904, or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by law. The name and address of the registered agent of the Company shall be National Registered Agents, Inc., 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904. The Company may have such other offices as the Member may designate from time to time.

1.6 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

Act. The Delaware Limited Liability Company Act, 6 Del. Code Ann. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

Agreement. This Limited Liability Company Agreement, as originally executed and as amended, modified, supplemented or restated from time to time in accordance with its terms.

Certificate. The Certificate of Formation of the Company, as originally filed and as amended or restated from time to time in accordance with this Agreement and the Act.

Company. SH Jubilee Management, LLC, a Delaware limited liability company.

Distributable Cash. Cash from operations of the Company, interest on Company cash, notes receivable and other short term investments, net cash proceeds from a sale, refinancing, or condemnation of Company assets, including casualty insurance proceeds not used to rebuild or replace such assets, less cash expenditures and reasonable working capital reserves.

Fiscal Year. The taxable year of the Company, as determined under Section 706 of the Internal Revenue Code.

Member. Shea Homes, Inc., a Delaware corporation.

Person. An individual, partnership, limited partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

Section 2 CAPITALIZATION OF THE COMPANY

The Member shall have no obligation to contribute additional capital to the Company. The Member may elect to contribute cash or property to the LLC. If the Company does not have sufficient funds from capital contributions to pay its obligations, the Member may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section may constitute a loan from the Member to the Company and may bear interest at a rate determined by the Member.

Section 3 DISTRIBUTIONS AND ALLOCATIONS

3.1 Distributions. The Company may distribute Distributable Cash to the Member in such amounts and at such times as the Member may determine in its discretion; provided, however, no distribution shall be made by the Company if the distribution is prohibited by Section 18-607 of the Act. If the Member receives a distribution from the Company which is determined to have been prohibited by Section 18-607 of the Act, the Member shall, within thirty (30) days following notice, return such distribution to the Company.

3.2 Income, loss, etc. All items of income, gain, loss, deduction and credit of the Company shall be attributed to the Member.

Section 4. MANAGEMENT

4.1 Executive Committee. Authority of the executive Committee. The Member acknowledges that the Company shall be managed by or under the direction of an Executive Committee as Manager, in accordance with Section 18-402 of the Act. Subject to any restrictions set forth in the Articles of Organization, this Agreement or the Act, all powers to control and manage the business and affairs of the Company and to bind the Company shall be exclusively vested in the Executive Committee, and the Executive Committee may exercise all powers of the Company and do all such lawful acts not inconsistent with the foregoing. In exercising its powers, the Executive Committee shall have the right and authority to take all actions that it deems necessary, useful or appropriate for the management and conduct of the Company’s business and affairs and in the pursuit of the purposes of the Company, including delegating the right and authority to take such actions to the Administrator and such Officers as are designated by the Executive Committee. The Executive Committee, in addition to the Administrator, shall be considered a manager for purposes of the Act.

4.1.1 Composition and Election of the Executive Committee; Decisions. The Executive Committee shall consist of three (3) members, each to be elected by the affirmative vote of the Members holding a majority of the Percentage Interests. The initial members of the Executive Committee shall be Richard C. Andreen, Jeffrey McQueen and Richard J. Obernesser. Any member of the Executive Committee may be removed as such, with or without cause, by the affirmative vote of the Members holding a majority of the Percentage Interests.

4.1.2 Meetings of the Executive Committee. (a) Meetings of the members of the Executive Committee may be called upon the request of any Member or any member of the Executive Committee. Members of the Executive Committee may vote in person, by proxy or by telephone at such meeting and may waive advance notice of such meeting. Each member of the Executive Committee shall have one vote. The vote or consent of 2 of the 3 members of the Executive Committee shall be required to constitute the act of the Executive Committee. Meetings may be conducted, in whole or in part, by telephone. Meetings are not required and the Executive Committee may conduct its business informally.

(b) The Executive Committee may act without a meeting and without a vote if at least 2 members consent to the proposed action in writing or by electronic transmission.

(c) Each member of the Executive Committee may authorize any Person or Persons to act for him on all matters in which he is entitled to participate, including voting at or participating in a meeting of the Executive Committee or consenting to actions of the Executive Committee as provided in Section 4.1.2 (b). An Executive Committee member’s authorization of his representative shall be delivered to the other members of the Executive Committee in writing or by electronic transmission. The Executive Committee member may revoke the authority of his representative or appoint another representative at his sole discretion by the same means.

(d) Each meeting of the Executive Committee shall be conducted by such individual as the Executive Committee deems appropriate, pursuant to such rules for the conduct of the meeting as the Executive Committee or such individual deems appropriate.

4.1.3 Duties and Obligations of the Executive Committee. (a) The Executive Committee, by its own action or through the Officers or the Administrator, shall take all actions that may be necessary or appropriate for the (i) continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged, (ii) accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation and operation of Property in accordance with the provisions of this Agreement and applicable laws and regulations, (iii) provision or arrangement for all of the Company’s management, reporting, financial, legal, tax and other services, and (iv) availability of the books and records of the Company for the Members’ inspection.

(b) The Executive Committee shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all of the Property for the exclusive benefit of the Company.

4.1.4 Major Decisions. Notwithstanding any other provision of this Agreement, only the Executive Committee shall have the authority to authorize and approve the following acts with regard to the Company:

(a) any transfer or assignment of rights in the Company’s Property for other than a Company purpose;

(b) the incurrence, assumption, or other liability for any Debt or the creation of any liens on the Property of the Company other than (i) expenditures in the ordinary course of business, (ii) capital expenditures that are consistent with the Company’s strategic business plans and (iii) additional capital expenditures not in excess of $1,000,000;

(c) any loan or other advance of money to any Person or any guarantee of obligations of any Person in excess of $100,000 per occurrence and $1,000,000 in the aggregate;

(d) any act of Voluntary Bankruptcy;

(e) any distribution to any Member of any Property, other than as provided in this Agreement;

(f) any merger, consolidation, or sale of all or substantially all of the Company’s Property;

(g) the admission of any Member other than in accordance with Section 11 of this Agreement;

(h) discretionary distributions to the Members;

(i) any change in the Company’s independent accountants;

(j) an adoption of or change in a significant tax or accounting practice or principle of the Company, any significant tax or accounting election, or the adoption of any position for purposes of any tax return that will have a Material Adverse Effect on any Member (unless the making of such election is expressly contemplated by this Agreement); or

(k) a change in the Company’s Fiscal Year.

4.1.5 Appointment of an Administrator. The Executive Committee shall have the authority, exercisable in its discretion, to hire a third party (the “Administrator”) to provide such services and management to the Company as the Executive Committee deems necessary or convenient, and authorize the Administrator to perform. The services may include management, reporting, financial, legal, tax and other services. The Administrator shall perform the services pursuant to a written contract, which will contain such terms and conditions as the Executive Committee deems appropriate. The Administrator may be an Affiliate of a Member. The Administrator shall report directly to the President of the Company, if such officer has been appointed, and ultimately to the Executive Committee. The Administrator, in addition to the Executive Committee, shall be considered a manager for purposes of the Act.

4.1.6 “Authorized Person” under the Act. Each member of the Executive Committee and the Administrator shall be an “authorized person” to file with the Delaware Department of State certificates and other documents on behalf of the Company, as required or permitted by the Act.

Section 4.2 Officers-Designation; Qualifications.

4.2.1 The Executive Committee may, from time to time, designate one or more individuals to be officers of the Company (the “Officers”). The Officers of the Company shall include a President (the “President”) and may include such other officers as the Executive Committee or the President may, from time to time, deem necessary. Any Officer so designated shall have all authority necessary to implement the decisions of the Executive Committee, and such further authority as the Executive Committee may deem necessary or convenient to delegate to him or her. Any Person may hold any number of offices. No Officer need be a Member, a Delaware resident or a United States citizen.

4.2.2 Removal and Resignation, Any Officer may be removed as such, with or without cause, by the Executive Committee or the President, at any time. Any Officer may resign as such at any time upon written notice to the Executive Committee or the President. Such resignation shall be made in writing and shall take effect at the time specified or, if no time is specified, at the time of its receipt by the Executive Committee or the President.

4.2.3 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Executive Committee or the President.

4.2.4 Compensation. The compensation, if any, of the officers of the Company shall be fixed from time to time by the Executive Committee or the President.

4.2.5 Conflicting Authority. When in this Agreement the Executive Committee, the Administrator, the President, an Officer or any other Person are each given the right to act, the right of the Administrator, the President, such Officer or Person to act shall at all times be subject to the right, but not the obligation, of the Executive Committee to approve the act. If the acts of the Administrator, the President, the Officer or Person and the Executive Committee should conflict, the act of the Executive Committee shall govern. If the acts of the President, the Officer or Person and the Administrator should conflict, the act of the Administrator shall govern.

4.2.6 Execution of Documents; Reliance by Third Parties. The execution of any document shall be authorized in accordance with the preceding provisions and the document may be signed by any two of the members of: the Executive Committee and/or the Officers. The preceding sentence notwithstanding, any third party may rely upon any document signed by any two of the members of the Executive Committee and/or the Officers as duly authorized and binding on the Company without any duty of inquiry.

Section 5 INTERESTS OF MEMBERS

5.1 Limited Liability. Subject to the provisions of Section 18-502 of the Act, the Member shall have no personal liability for the expenses, liabilities or obligations of the Company. Subject to the provisions of Section 18-607 of the Act, the Member shall not be required to return any distribution made to it.

5.2 Dissolved Member. If the Member is dissolved or terminated, the powers of the Member may be exercised by its legal representative or successor. Upon the dissolution of the Member, the Company shall not dissolve but shall continue in existence.

Section 6 NO MEETINGS OF MEMBERS

The Company shall not be required to hold Member meetings.

Section 7 ACCOUNTING MATTERS

7.1 Maintenance of Records. The Company shall keep books and records of accounts. The books and records shall be maintained on a basis determined by the Executive Committee.

7.2 Tax Matters. For federal income tax purposes, the Company shall be disregarded as an entity separate from the Member pursuant to Treasury Regulations Section 301.7701- 3(b)(l)(ii). Subject to the preceding sentence, the Executive Committee shall cause to be prepared and filed all necessary tax returns for the Company.

Section 8 DISSOLUTION AND LIQUIDATION

8.1 Events of Dissolution. Except as otherwise provided in this Agreement, the Company shall be dissolved and its affairs shall be wound up upon the happening of the first to occur of the following:

8.1.1 Upon the election of the Member to dissolve the Company.

8.1.2 Upon the sale or other disposition of all or substantially all of the assets and properties of the Company and distribution to the Member of the proceeds of the sale or other disposition.

8.2 Effect of Dissolution. Upon any dissolution of the Company under this Agreement or the Act, except as otherwise provided in this Agreement, the continuing operation of the Company’s business shall be confined to those activities reasonably necessary to wind up the Company’s affairs, discharge its obligations, and liquidate its assets and properties in a businesslike manner.

8.3 Liquidation and Termination.

8.3.1 If the Company is dissolved, then an accounting of the Company’s assets, liabilities and operations through the last day of the month in which the dissolution occurs shall be made, and the affairs of the Company shall thereafter be promptly wound up and terminated. The Member will liquidate the assets of the Company as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in the following order:

8.3.2 To the payment and discharge of all of the Company’s debts and liabilities to creditors (including the Member) in the order of priority as provided by law, other than liabilities for distributions to the Member; and

8.3.3 The balance, if any, to the Member.

8.3.4 After all of the assets of the Company have been distributed, the Company shall terminate.

8.3.5 Notwithstanding anything to the contrary in this Agreement, upon liquidation of the Company, if the Member has a deficit or negative balance in the Member’s capital account (after giving effect to all contributions, distributions, allocations, and other capital account adjustments for all taxable years, including the year during which such liquidation occurs), the Member shall have no obligation to make any capital contribution to the Company, and the negative balance of the Member’s capital account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

8.4 Articles of Dissolution. Upon the completion of the winding up of the affairs of the Company, the Member shall prepare, execute and deliver to the Delaware Department of State for filing Articles of Dissolution in accordance with Section 18-203 of the Act.

Section 9 GENERAL PROVISIONS

9.1 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware.

9.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Member, and its distributees, successors and assigns.

9.3 Headings. All headings are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

9.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, the provision will be fully severable; this Agreement will be construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

9.5 No Third Party Beneficiary. This Agreement is made solely and specifically for the benefit of the Member, and its successors and assigns, and no other Person will have any rights, interest or claims or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

9.6 Amendments. Any amendment to this Agreement shall be in writing, dated and signed by the Member. If any conflict arises between the provisions of the amendment, or amendments, and the terms hereof, the most recent provisions shall govern and control.

9.7 Exhibits. The following Exhibits attached to this Agreement shall be deemed to be a part of this Agreement and are fully incorporated herein by this reference:

Exhibit A Certificate of Formation

9.8 Counterparts. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and counterpart signature pages may be detached and assembled to form a single original document. This Agreement may be executed and delivered by the exchange of electronic facsimile copies or counterparts of the signature page, which shall be considered the equivalent of ink signature pages for all purposes.

The Member has executed this Agreement as of the date set forth above.

Shea Homes, Inc.,

a Delaware corporation

By:	By:

Name:	James G. Shontere	Name:	Robert R. O’Dell
Title:	Secretary	Title:	Vice President & Treasurer

LIMITED LIABILITY COMPANY AGREEMENT OF

SH JUBILEE MANAGEMENT, LLC

EXHIBIT A

Certificate of Formation

OMNIBUS AMENDMENT TO THE

LIMITED LIABILITY COMPANY AGREEMENT/OPERATING AGREEMENT

OF EACH OF

215 BAYVIEW APARTMENTS, LLC,

COAST CABLE PARTNERS,

HAWKERBLUE, LLC,

MONTY GREEN HOLDINGS, LLC,

SERENADE AT NATOMAS, LLC,

SH CASCADES, LLC,

SH JUBILEE, LLC,

SH JUBILEE MANAGEMENT, LLC,

SHEA BAKER RANCH, LLC

SHEA BREA DEVELOPMENT, LLC,

SHEA CAPITAL II, LLC,

SHEA GSW HOLDINGS, LLC,

SHEA GSW INVESTMENTS, LLC,

SHEA OTAY VILLAGE 11, LLC,

SHEA PROCTOR VALLEY, LLC,

SHEA RIVERMARK VILLAGE, LLC,

SHEA LA QUINTA LLC,

SHEA NINTH AND COLORADO, LLC,

SHEA TONNER HILLS, LLC,

SHEA VICTORIA GARDENS, LLC,

TRILOGY ANTIOCH, LLC,

TOWER 104 GATHERING, LLC,

TOWER 104 OIL, LLC,

TRW BTS ONE, LLC,

AND

WALDEN VILLAGE PARTNERS, LLC

November 5, 2010

This Omnibus Amendment (this “Amendment”) to the Operating Agreement of 215 BAYVIEW APARTMENTS, LLC, a California limited liability company; the Agreement of Partnership of COAST CABLE PARTNERS, a California general partnership; the Operating Agreement of HAWKERBLUE, LLC, a California limited liability company; the First Amended and Restated Operating Agreement of MONTY GREEN HOLDINGS, LLC, a Delaware limited liability company; the Operating Agreement of SERENADE AT NATOMAS, LLC, a California limited liability company; the Limited Liability Company Agreement of SH CASCADES, LLC, a Florida limited liability company; the Limited Liability Company Agreement of SH JUBILEE, LLC, a Delaware limited liability company; the Limited Liability Company Agreement of SH JUBILEE MANAGEMENT, LLC, a Delaware limited liability company; the Operating Agreement of SHEA BAKER RANCH, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA BREA DEVELOPMENT, LLC, a Delaware limited liability company; the Amended and Restated Limited Liability Company Agreement of SHEA CAPITAL II, LLC, a Delaware limited liability company; the Operating Agreement of SHEA GSW HOLDINGS, LLC, a Colorado limited liability company; the Operating Agreement of SHEA GSW INVESTMENTS, LLC, a Colorado limited liability company; the Operating Agreement of SHEA LA QUINTA LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA NINTH AND COLORADO, LLC, a Colorado limited liability company; the Operating

Agreement of SHEA OTAY VILLAGE 11, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA PROCTOR VALLEY, LLC, a California limited liability company; the Amended and Restated Operating Agreement of SHEA RIVERMARK VILLAGE, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA TONNER HILLS, LLC, a Delaware limited liability company; the Limited Liability Company Agreement of SHEA VICTORIA GARDENS, LLC a Florida limited liability company; the Operating Agreement of TOWER 104 GATHERING, LLC, a Colorado limited liability company; the Operating Agreement of TOWER 104 OIL, LLC, a Colorado limited liability company; the Amended and Restated Operating Agreement of TRILOGY ANTIOCH, LLC, a California limited liability company; the Operating Agreement of TRW BTS ONE, LLC, a Colorado limited liability company; and the Operating Agreement of WALDEN VILLAGE PARTNERS, LLC, a California limited liability company (collectively, such limited liability companies, the “Companies”, and such operating agreements and limited liability company agreements, the “Agreements”) is made and entered into the date first written above by the undersigned, constituting all of the members of the Companies (collectively, the “Members”).

RECITALS

A. The Members have previously entered into the respective Agreements.

B. The Members now desire to amend the respective Agreements, in accordance with the terms thereof, to provide for the equity interests in each Company to be certificated.

AGREEMENT

NOW THEREFORE, in consideration of their mutual promises, covenants and agreements, and notwithstanding anything to the contrary in the Agreements, the parties hereto do hereby promise, covenant and agree as follows:

1. Recitals and Capitalized Terms. The Recitals set forth hereinabove are hereby incorporated for reference as though fully rewritten herein. Unless otherwise set forth herein, all capitalized terms shall have the same meaning as set forth in the respective Agreements. All references to “Agreement” in each of the Agreements shall be deemed to refer to such Agreement as modified by this Amendment.

2. Certificate of Limited Liability Company Interests. Each of the Agreements shall be amended by inserting a new article in the appropriate numerical order at the end of each Agreement as follows:

“ARTICLE [    ]

RIGHTS OF SECURED PARTY

“Section [    ] Notwithstanding anything to the contrary contained in this Agreement, if any interests in the Company (the “Membership Interests”) have been pledged or are subject to the granting of a security interest or other encumbrance therein (a “Pledge”) by the holder thereof (the beneficiary of a Pledge being referred to herein as a “Secured Party”), (a) all rights and remedies of such Secured Party (including but not limited to voting rights) with respect to the Membership Interests contained in any document, agreement or instrument giving effect to or governing such Pledge and the rights and remedies associated therewith (a “Security Document”) shall be given effect by the Company and the Members, (b) the Company and the Members shall take all such action and shall execute and deliver all such agreements, documents or instruments

2

as may be required by the terms and conditions of the Security Document and (c) if the Secured Party becomes the holder of such Membership Interests, then, at such time, the Secured Party shall have all of the rights associated with such Membership Interests under this Agreement and applicable law.

“Section [    ] Notwithstanding anything to the contrary contained in this Agreement, all restrictions on transfer and assignability of any Membership Interests shall be inapplicable, and of no force and effect, as to any transfer of any Membership Interest to a Secured Party in connection with any exercise of rights or remedies by the Secured Party in accordance with the Security Document or as may be permitted by applicable law. Contemporaneously with any transfer of any Member’s Membership Interests to the Secured Party, the transferor Member shall cease to be a member of the Company.

“Section [    ] All of the Membership Interests shall be evidenced by a certificate showing the name of the Member and the percentage of Membership Interests held by that Member. Each Membership Interest certificate shall be signed by an officer of the Company or of its manager or managing member, as the case may be, and such certificates may be signed in counterparts.

“Section [    ] Each of the Membership Interest certificates representing the Members’ interest in the Company shall constitute a “security” within the meaning of (A) Article 8 of the Uniform Commercial Code (including Section 8-102(a) thereof) as in effect from time to time in the state of organization of the Company and (B) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Each Member hereby agrees that its interest in the Company and in its Membership Interests for all purposes shall be personal property. The Members have no interest in specific Company property.

“Section [        ] At all times prior to the termination of any Pledge of the Membership Interests in accordance with the Security Document (the date of such termination, the “Termination Date”), neither the Members nor [Managers/Directors] will, without the prior written consent of the Secured Party, (i) amend this Agreement to provide that any Membership Interests (x) shall not be evidenced by a certificate or (y) shall not be securities governed by Article 8 of the Uniform Commercial Code or (ii) otherwise “opt out” of Article 8 of the Uniform Commercial Code.

“Section [    ] The provisions of this Article [    ] shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and any future Members [or Managers/Directors] and their respective successors and assigns.

“Section [    ] At all times prior the Termination Date, none of the provisions of this Article [    ] or any other provision of this Agreement may be amended in any way which alters, limits, restricts or adversely affects a Secured Party’s ability to exercise its rights with respect to the Membership Interests, without the prior written consent of such Secured Party.”

3. Miscellaneous. All other terms and provisions of each Agreement which are not expressly amended hereby are hereby ratified, affirmed and approved. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instruments. Facsimile signatures shall be valid as if manually signed.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first set forth above.

SHEA HOMES LIMITED PARTNERSHIP, as the sole Member of Monty Green Holdings, LLC, Shea Tonner Hills, LLC, Shea Ninth and Colorado, LLC, Shea Brea Development, LLC, Shea Otay Village 11, LLC and Shea Proctor Valley, LLC, as the Manager of Tower 104 Gathering, LLC, Tower 104 Oil, LLC and Walden Village Partners, LLC, and as a member of Shea Capital II, LLC

By:  J.F. Shea L.P., its sole General Partner

By:  JFS Management, L.P., its sole General Partner

By:	J.F. Shea Construction Management,
Inc., its sole General Partner

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

J.F. SHEA CO., INC., as the sole Member of Shea GSW Investments, LLC and as the Manager of Hawkerblue, LLC

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

SHEA GSW INVESTMENTS, LLC, as the sole

Member of Shea GSW Holdings, LLC

By: J.F. SHEA CO., INC., its Manager

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

SHEA CAPITAL II, LLC, as the sole Member of Trilogy Antioch, LLC and Shea Victoria Gardens, LLC

By: Shea Homes Limited Partnership, its Manager

By: J.F. Shea L.P., its sole General Partner

By: JFS Management, L.P., its sole

General Partner

By: J.F. Shea Construction

Management, Inc., its sole General Partner

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

SHEA HOMES, INC., as the sole Member of Serenade at Natomas, LLC, SH Cascades, LLC, Shea La Quinta, LLC, SH Jubilee, LLC and SH Jubilee Management, LLC, and as a member of Shea Capital II, LLC, and as the sole Member and Manager of TRW BTS One, LLC

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

Signature Page to Omnibus Amendment to LLC Agreements

SHEA PROPERTIES MANAGEMENT COMPANY, INC., as Manager of 215 Bayview Apartments, LLC, Shea Baker Ranch, LLC and Shea Rivermark Village, LLC		J.F. SHEA CO., INC., as Manager of Coast Cable Partners

By:
By:		Name: James G. Shontere Title: Secretary
By:	Ronald L. Lakey
Its:	Vice President

By:		By:
By:	James G. Shontere	Name: Robert O’Dell
Its:	Secretary	Title: Treasurer

Signature Page to Omnibus Amendment to LLC Agreements